Exhibit 10.28

CPI INTERNATIONAL, INC.

2006 EMPLOYEE STOCK PURCHASE PLAN

(Reflecting July 1, 2006 and December 7, 2006 Amendments)

The following constitute the provisions of the 2006 Employee Stock Purchase Plan of CPI International, Inc.:

1.             Purpose.  The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.  It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code.  The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.             Definitions.  As used herein, the following definitions shall apply:

(a)           “Administrator” means either the Board or a committee of the Board that is responsible for the administration of the Plan as is designated from time to time by resolution of the Board.

(b)           “Applicable Laws” means the legal requirements relating to the administration of employee stock purchase plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to participation in the Plan by residents therein.

(c)           “Board” means the Board of Directors of the Company.

(d)           “Change in Control” shall be deemed to occur upon:

(1)           the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control:  (I) any acquisition by the Company or any Parent, Subsidiary or Designated Holder, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Parent, Subsidiary or Designated Holder, or (III) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant);

(2)           individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of a registration statement of the Company describing such person’s inclusion on the Board, or a proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(3)           the dissolution or liquidation of the Company;

(4)           the sale, transfer or other disposition of all or substantially all of the business or assets of the Company, other than any such sale, transfer or other disposition to one or more Designated Holders; or

(5)           the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination:  (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Company”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the Board of Directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination, and (B) at least a majority of the members of the Board of Directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

(e)           “Code” means the Internal Revenue Code of 1986, as amended.

(f)            “Common Stock” means the common stock of the Company.

(g)           “Company” means CPI International, Inc., a Delaware corporation.

(h)           “Compensation” means an Employee’s base salary from the Company or one or more Designated Subsidiaries, including such amounts of base salary as are deferred by the Employee (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code, or (ii) to a plan qualified under Section 125 of the Code.  Compensation does not include overtime, commissions, bonuses, reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, contributions (other than contributions described in the first sentence) made on the Employee’s behalf by the Company or one or more Subsidiaries under any employee benefit or welfare plan now or hereafter established, and any other payments not specifically referenced in the first sentence.

(i)            “Designated Holder” means Cypress Merchant Banking Partners II L.P., a Delaware limited partnership, Cypress Merchant B II C.V., a Netherlands limited partnership, 55th Street Partners II L.P., a Delaware limited partnership, and Cypress Side-by-Side LLC, a Delaware limited liability company.

(j)            “Designated Subsidiary” means a Subsidiary that has been designated by the Administrator from time to time for participation in this Plan.

(k)           “Effective Date” means the date the Administrator deems appropriate to commence the first Offer Period.  However, should any Designated Subsidiary become a participating company in the Plan after such date, then such entity shall designate a separate Effective Date with respect to its employee-participants.

(l)            “Employee” means any individual, including an officer or director, who is an employee of the Company or a Designated Subsidiary for purposes of Section 423 of the Code.

(m)          “Enrollment Date” means the first day of each Offer Period.

(n)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)           “Exercise Date” means the last day of each Purchase Period.

(p)           “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)            If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the National Market System of NASDAQ, the Fair Market Value of a share of Common Stock will be (i) the closing sales price for such shares of Common Stock (or the closing bid, if no sales are reported) as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination or (ii) any sales price for such shares of Common Stock (or the closing bid, if no sales are reported) as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Common Stock) on the day of determination, as the Administrator may select, in each case as reported in the Wall Street Journal or any other source the Administrator considers reliable.

(ii)           If the Common Stock is quoted on the NASDAQ System (but not on the NASDAQ National Market System) or is regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock on (i) the last market trading day prior to the day of determination or (ii) the day of determination, as the Administrator may select, in each case as reported in the Wall Street Journal or any other source the Administrator considers reliable.

(iii)          If the Common Stock is not traded as set forth above, the Fair Market Value will be determined in good faith by the Administrator with reference to the earnings history, book value and prospects of the Company in light of market conditions generally, and any other factors the Administrator considers appropriate, such determination by the Committee to be made in a manner consistent with Proposed Regulation Section 1.409A-1(b)(5)(iv) or successor IRS guidance, and to be final, conclusive and binding.

(q)           “Offer Period” means an Offer Period established pursuant to Section 4 hereof.

(r)            “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(s)           “Participant” means an Employee of the Company or Designated Subsidiary who is actively participating in the Plan.

(t)            “Plan” means this CPI International, Inc. Employee Stock Purchase Plan.

(u)           “Purchase Period” means a period specified as such pursuant to Section 4(b) hereof.

(v)           “Purchase Price” shall mean the purchase price for a share of Common Stock for a Purchase Period, which shall be determined by the Administrator before the beginning of the Offer Period that contains such Purchase Period to be either:

i)              A fixed percentage (to be determined in the Administrator’s discretion before the beginning of such Offer Period, but not to be less than 85%) of the Fair Market Value of a share of Common Stock on the Exercise Date, or

ii)             The lesser of (A) a fixed percentage (to be determined in the Administrator’s discretion before the beginning of such Offer Period, but not to be less than 85%) of the Fair Market Value of a share of Common Stock on the Exercise Date, and (B) a fixed percentage (to be determined in the Administrator’s discretion before the beginning of such Offer Period, but not to be less than 85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date.

(w)          “Reserves” means the sum of the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(x)            “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.             Eligibility.

(a)           General.  Any individual who is an Employee on a given Enrollment Date shall be eligible to participate in the Plan for the Offer Period commencing with such Enrollment Date.

(b)           Limitations on Grant and Accrual.  Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan if, (i) immediately after the grant, such Employee (taking into account stock owned by any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, or (ii) which permits the Employee’s rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.  The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations there under.

(c)           Other Limits on Eligibility.  Notwithstanding Subsection (a), above, the following Employees shall not be eligible to participate in the Plan for any relevant Offer Period: (i) Employees whose customary employment is 20 hours or less per week; (ii) Employees whose customary employment is for not more than five months in any calendar year;  and (iii)  Employees who are subject to rules or laws of a foreign jurisdiction that prohibit or make impractical the participation of such Employees in the Plan.

4.             Offer Periods.

(a)           The Plan shall be implemented through overlapping or consecutive Offer Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased, or (ii) the Plan shall have been sooner terminated in accordance with Section 19 hereof.  The duration of each Offer Period shall be set in advance by the Administrator, and no Offer Period shall have a duration greater than 24 months.

(b)           A Participant shall be granted a separate option for each Offer Period in which he or she participates.  The option shall be granted on the Enrollment Date and shall be automatically exercised on the last day of the Offer Period.  However, with respect to any Offer Period, the Administrator may specify shorter Purchase Periods within an Offer Period, such that the option granted on the Enrollment Date shall be automatically exercised in successive installments on the last day of each Purchase Period ending within the Offer Period.

(c)           Except as specifically provided herein, the acquisition of Common Stock through participation in the Plan for any Offer Period shall neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Offer Period.

5.             Participation.

(a)           An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions on such form the Administrator designates for evidencing elections to participate in this Plan and filing it in accordance with procedures established by the Administrator for such purpose at least 10 business days prior to the Enrollment Date for the Offer Period in which such participation will commence, unless a later time for filing the subscription agreement is set by the Administrator for all eligible Employees with respect to a given Offer Period or the Administrator establishes another procedure for an eligible Employee to become a Participant in the Plan.

(b)           Payroll deductions for a Participant shall commence with the first scheduled payroll date beginning on the Enrollment Date and shall end on the last scheduled payroll date during the Offer Period, unless sooner terminated by the Participant as provided in Section 10.

6.             Payroll Deductions.

(a)           At the time a Participant files a subscription agreement, the Participant shall elect to have payroll deductions made during the Offer Period in a fixed dollar amount or a fixed whole percentage of his Compensation, in accordance with uniform rules established by the Administrator, but such payroll deductions shall not exceed 10% of such Participant’s Compensation in effect on the dates that such deductions are made.

(b)           All payroll deductions made for a Participant shall be credited to the Participant’s account under the Plan.

(c)           A Participant may discontinue participation in the Plan as provided in Section 10, during the Offer Period by completing and filing with the Company a change of status notice on the form established by the Administrator for such purpose authorizing a suspension of the Participant’s payroll deductions.  Any such suspension shall be effective with the first scheduled payroll date commencing 10 business days after the Company’s receipt of the change of status notice unless the Company elects to process a given change in participation more quickly.

(d)           Notwithstanding the foregoing, to the extent necessary to comply with the limits set forth in Section 423(b)(8) of the Code and Section 3(b) herein, a Participant’s payroll deductions shall be decreased to zero dollars ($0).  Payroll deductions shall recommence at the rate provided in such Participant’s subscription agreement, as amended, at the time when permitted under Section 423(b)(8) of the Code and Section 3(b) herein, unless such participation is sooner terminated by the Participant as provided in Section 10.

7.             Grant of Option.  On the Enrollment Date of each Offer Period, each eligible Employee participating in such Offer Period shall be granted an option to purchase on the Exercise Date of such Offer Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offer Period more than the number of shares of Common Stock determined by dividing $25,000 by the Fair Market Value of one share of Common Stock on the first day of the Offer Period, such limit to be adjusted ratably by the Administrator for Offer Periods greater than or less than 12 months (subject to any adjustment pursuant to Section 18), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof.  Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof.  The Employee may accept the grant of such option by turning in a completed and signed subscription agreement to the Company on or prior to the first day of the Offer Period, or with respect to the first Offer Period, within the time frame permitted under Section 5(a) above.  The Administrator may, for future Offer Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an employee may purchase during an Offer Period.  Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof.  The option shall expire on the last day of the Offer Period.

8.             Exercise of Option.  Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full and fractional shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account.  During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9.             Delivery.  Upon receipt of a request from a Participant after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to such Participant, as promptly as practicable, of a certificate or book entry representing the shares purchased upon exercise of the Participant’s option.

10.           Withdrawal; Termination of Employment.

(a)           A Participant may either (i) withdraw all but not less than all the payroll deductions credited to the Participant’s account and not yet used to exercise the Participant’s option under the Plan or (ii) terminate future payroll deductions, but allow accumulated payroll deductions to be used to exercise the Participant’s option under the Plan, at any time by giving written notice to the Administrator on the form established by the Administrator for such purpose.  If the Participant elects withdrawal alternative (i) described above, all of the Participant’s payroll deductions credited to the Participant’s account will be paid to such Participant as promptly as practicable after receipt of notice of withdrawal.  If the Participant elects withdrawal alternative (ii) described above, no further payroll deductions for the purchase of shares will be made during the Offer Period (unless the Participant resumes payroll deductions during the Offer Period under rules adopted by the Administrator), and all of the Participant’s payroll deductions credited to the Participant’s account will be applied to the exercise of the Participant’s option on the next Exercise Date.  The Administrator, in its discretion, may adopt rules under which a Participant who withdraws from an Offer Period may rejoin the Offer Period or participate in later Offer Periods, and rules under which a Participant who terminates payroll deductions during an Offer Period may resume payroll deductions during the Offer Period or a later Offer Period; provided, however, that (I) the rules in effect at any time shall be uniform for all Participants, and (II) the Administrator may, in its discretion, adopt rules under which a Participant who withdraws from an Offer Period, or who terminates payroll deductions during an Offer Period, will not be permitted to rejoin that Offer Period or to resume payroll deductions during that Offer Period.

(b)           Upon termination of a Participant’s employment relationship for any reason whatsoever, including with or without cause, at a time more than three (3) months from the next scheduled Exercise Date, the payroll deductions credited to such Participant’s account during the Offer Period but not yet used to exercise the option will be returned to such Participant or, in the case of his/her death, to the person or persons entitled thereto under Section 14, and such Participant’s option will be automatically terminated.  Upon termination of a Participant’s employment relationship for any reason whatsoever, including with or without cause, within three (3) months from the next scheduled Exercise Date, the payroll deductions credited to such Participant’s account during the Offer Period, but not yet used to exercise the option, will be returned to such Participant (or, in the case of his/her death, to the person or persons entitled thereto under Section 14) as of such Exercise Date, unless, before such Exercise Date, the Participant (or, in the case of his/her death, the person or persons entitled to the Participant’s account balance under Section 14) notifies the Administrator in the manner determined by the Administrator in its discretion that the Participant (or, in the case of his/her death, the person or persons entitled to the Participant’s account balance under Section 14) desires to purchase Common Stock as of the next scheduled Exercise Date, in which case the payroll deductions credited to such Participant’s account during the Offer Period, but not yet used to exercise the option, will be applied to the purchase of Common Stock on the next Exercise Date.  In such a case, no further payroll deductions will be credited to the Participant’s account following the Participant’s termination of employment and the Participant’s option under the Plan will be automatically terminated after the purchase of Common Stock on the next scheduled Exercise Date.

11.           Interest.  No interest shall accrue on the payroll deductions credited to a Participant’s account under the Plan

12.           Stock; Maximum Purchasable.

(a)           The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 760,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18.  In addition, the Administrator may, in its discretion, impose a maximum limit on the number of shares of Common Stock available for sale during any Offer Period or Purchase Period.  If the Administrator determines that on a given Exercise Date the number of shares with respect to which options are to be exercised may exceed (x) the number of shares then available for sale under the Plan or (y) the number of shares available for sale under the Plan on the

Enrollment Date of the Offer Period, or on the first day of a Purchase Period, in which such Exercise Date is to occur, the Administrator may make a pro rata allocation of the shares remaining available for purchase on such Enrollment Dates or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine to be equitable, and shall either continue all Offer Periods then in effect or terminate any one or more Offer Periods then in effect pursuant to Section 19, below.

(b)           A Participant will have no interest or voting right in shares covered by the Participant’s option until such shares are actually purchased on the Participant’s behalf in accordance with the applicable provisions of the Plan.  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

(c)           Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant, in the name of the Participant and his or her spouse, or in the name of a grantor trust (within the meaning of Sections 671 et seq. of the Code) of which the Participant is the grantor.

13.           Administration.

(a)           In General.  The Plan shall be administered by the Administrator which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan.  Every finding, decision and determination made by the Administrator shall, to the full extent permitted by Applicable Law, be final and binding upon all persons.  Except as set forth in Section 13(b), the Administrator may delegate its duties to one or more officers of the Company or other persons.

(b)           Rule 16b-3 Limitations.  Notwithstanding the provisions of Section 13(a), in the event that the Company shall at any time be subject to Section 16 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 16b-3 promulgated there under or any successor provision (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, then at such time the Plan shall be administered with respect to Participants who are “officers” within the meaning of Rule 16a-1(f) only by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3; provided, however, that no failure of the Administrator to meet such applicable requirements of Rule 16b-3 shall render ineffective or void any option granted under this Plan.

14.           Designation of Beneficiary.

(a)           Each Participant will file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death.  If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)           Such designation of beneficiary may be changed by the Participant (and the Participant’s spouse, if any) at any time by written notice.  In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living (or in existence) at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Administrator), the Administrator shall deliver such shares and/or cash to the spouse (or domestic partner, as determined by the Administrator) of the Participant, or if no spouse (or domestic partner) is known to the Administrator, then to the issue of the Participant, such distribution to be made per stripes (by right of representation), or if no issue are known to the Administrator, then to the heirs at law of the Participant determined in accordance with Section 27.

15.           Transferability.  Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14 hereof) by the Participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Administrator may treat such act as an election to withdraw funds from an Offer Period in accordance with Section 10.

16.           Use of Funds.  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.           Reports.  Individual accounts will be maintained for each Participant in the Plan.  Statements of account will be made available to Participants electronically, or in hardcopy if requested, at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18.           Adjustments Upon Changes in Capitalization; Changes in Control.

(a)           Adjustments Upon Changes in Capitalization.  Subject to any required action by the stockholders of the Company pursuant to Section 423 of the Code or Applicable Law, the Reserves, the Purchase Price, the maximum number of shares that may be purchased in any Offer Period or Purchase Period, as well as any other terms that the Administrator determines require adjustment, shall be equitably and proportionately adjusted for (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, dividend or distribution (whether in the form of stock or property, but excluding any cash dividend or distribution), combination or reclassification of the Common Stock, (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, or (iii) any reorganization, recapitalization, merger, consolidation, spin-off, combination, exchange of Common Stock or other corporate exchange or any transaction similar to the foregoing; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Administrator in accordance with the rules of Section 424(a) of the Code, and its determination shall be final, binding and conclusive.  Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class shall affect, and no adjustment by reason hereof shall be made with respect to, the Reserves and the Purchase Price..

(b)           Changes in Control.  In the event of a proposed Change in Control, each option under the Plan shall be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption, to shorten the Offer Period then in progress by setting a new Exercise Date (the “New Exercise Date”).  If the Administrator shortens the Offer Period then in progress in lieu of assumption in the event of a Change in Control, the Administrator shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offer Period as provided in Section 10.  For purposes of this Subsection, an option granted under the Plan shall be deemed to be assumed if, in connection with the Change in Control, the option is replaced with a comparable option with respect to shares of capital stock of the successor corporation or Parent thereof.  The determination of option comparability shall be made by the Administrator prior to the Change in Control and its determination shall be final, binding and conclusive on all persons.

(c)           Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Offer Period shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

19.           Amendment or Termination.

(a)           The Administrator may at any time and for any reason terminate or amend the Plan.  Except as provided in Section 18, no such termination can affect options previously granted, provided that the Plan or any one or more Offer Periods may be terminated by the Administrator on any Exercise Date or by the Administrator establishing a new Exercise Date with respect to any Offer Period and/or any Purchase Period then in progress if the Administrator determines that the termination of the Plan or such one or more Offer Periods is in the best interests of the Company and its stockholders.  Except as provided in Section 18 and this Section 19, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant without the consent of affected Participants.  To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other Applicable Law), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b)           Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to limit the frequency and/or number of changes in the amount withheld during Offer Periods, change the amount of shares of Common Stock available for purchase during an Offer Period or a Purchase Period, change the length of Purchase Periods within any Offer Period, determine the length of any future Offer Period, determine whether future Offer Periods shall be consecutive or overlapping, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable and which are consistent with the Plan.

(c)           In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(1)           altering the Purchase Price for any Offer Period including an Offer Period underway at the time of the change in Purchase Price;

(2)           shortening any Offer Period so that Offer Period ends on a new Exercise Date, including an Offer Period underway at the time of the Board action; and

(3)           allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Participants.

20.           Notices.  All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.

21.           Conditions Upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.  As a condition to the exercise of an option, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned Applicable Laws.  In addition, no options shall be exercised or shares issued hereunder before the Plan shall have been approved by stockholders of the Company as provided in Section 23.

22.           Term of Plan.  The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company.  It shall continue in effect until all shares of Common Stock authorized for sale under Section 12(a) have been sold, unless earlier terminated by the Administrator under Section 19.

23.           Plan Approval.  The Plan was originally adopted by the Board and by the Company’s stockholders on April 6, 2006, effective as of April 7, 2006.

24.           No Employment Rights.  The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or a Subsidiary, and it shall not be deemed to interfere in any way with such employer’s right to terminate, or otherwise modify, an employee’s employment at any time for any reason, including with or without cause.

25.           No Effect on Retirement and Other Benefit Plans.  Except as specifically provided in a retirement or other benefit plan of the Company or a Subsidiary, participation in the Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Subsidiary, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation.  The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

26.           Effect of Plan.  The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

27.           Governing Law.  The Plan is to be construed in accordance with and governed by the internal laws of the State of Delaware (a) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties, except to the extent the internal laws of the State of Delaware are superseded by the laws of the United States, and (b) regardless of any provision in an employment agreement that designates the applicable law for purposes of such employment agreement to be other than the laws of the State of Delaware.  Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

28.           Dispute Resolution.  Any claim or controversy between the parties which the parties are unable to resolve themselves arising out of or relating to the Plan, including any claim arising out of, connected with, or related to the formation, interpretation, performance or breach of any provision of this Plan, and any claim or dispute as to whether a claim is subject to arbitration, shall be submitted to and resolved exclusively by expedited arbitration by a single arbitrator in accordance with the following procedures:

(a)           In the event of a claim or controversy subject to this arbitration provision, the complaining party shall promptly send written notice to the other party identifying the matter in dispute and the proposed remedy.  Following the giving of such notice, the parties shall meet and attempt in good faith to resolve the matter.  In the event the parties are unable to resolve the matter within 21 days, the parties shall meet and attempt in good faith to select a single arbitrator acceptable to both parties.  If a single arbitrator is not selected by mutual consent within 10 business days following the giving of the written notice of dispute, an arbitrator shall be selected from a list of nine persons each of whom shall be an attorney who is either engaged in the active practice of law or a recognized arbitrator and who, in either event, is experienced in serving as an arbitrator in disputes between employers and employees, which list shall be provided by the office of the American Arbitration Association (“AAA”) or of the Federal Mediation and Conciliation Service having jurisdiction over Palo Alto, California. If, within three business days of the parties’ receipt of such list, the parties are unable to agree upon an arbitrator from the list, then the parties shall each strike names alternatively from the list, with the first to strike being determined by the flip of a coin.  After each party has had four strikes, the remaining name on the list shall be the arbitrator.  If such person is unable to serve for any reason, the parties shall repeat this process until an arbitrator is selected.

(b)           Unless the parties agree otherwise, within 60 days of the selection of the arbitrator, a hearing shall be conducted before such arbitrator at a time and a place in Palo Alto, California agreed upon by the parties.  In the event the parties are unable to agree upon the time or place of the arbitration, the time and place within Palo Alto, California shall be designated by the arbitrator after consultation with the parties.  Within 30 days of the conclusion of the arbitration hearing, the arbitrator shall issue an award, accompanied by a written decision explaining the basis for the arbitrator’s award.

(c)           In any arbitration hereunder, the Company shall pay all administrative fees of the arbitration and all fees of the arbitrator, except that the Participant or Beneficiary may, if he wishes, pay up to one-half of those amounts.  Each party shall pay its own attorneys’ fees, costs, and expenses, unless the arbitrator orders otherwise.  The prevailing party in such arbitration, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party’s costs (including but not limited to the arbitrator’s compensation), expenses, and attorneys’ fees.  The arbitrator shall have no authority to add to or to modify this Plan, shall apply all applicable law, and shall have no lesser and no greater remedial authority than would a court of law resolving the same claim or controversy. The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that it would be entitled to summary judgment if the matter had been pursued in court litigation.  The parties shall be entitled to reasonable discovery subject to the discretion of the arbitrator.

(d)           The decision of the arbitrator shall be final, binding, and non-appealable, and may be enforced as a final judgment in any court of competent jurisdiction.

(e)           This arbitration provision of the Plan shall extend to claims against any parent, subsidiary, or affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, Participant, Beneficiary, or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law or under this Plan.

(f)            Notwithstanding the foregoing, and unless otherwise agreed between the parties, either party may, in an appropriate matter, apply to a court for provisional relief, including a temporary restraining order or preliminary injunction, on the ground that the arbitration award to which the applicant may be entitled may be rendered ineffectual without provisional relief.

(g)           Any arbitration hereunder shall be conducted in accordance with the employment rules and procedures of the AAA then in effect; provided, however, that, in the event of any inconsistency between the rules and procedures of the AAA and the terms of this Plan, the terms of this Plan shall prevail.

(h)           If any of the provisions of this Section 28 are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Section 28, and this Section 28 shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration.  If a court should find that the provisions of this Section 28 are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.